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Exhibit 10.3

EXECUTION COPY

AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

        THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT(this "Amendment"), is dated as of January 22, 2013 by and between Azteca Acquisition Corporation, a Delaware corporation (the "Company") and Azteca Acquisition Holdings, LLC, a Delaware limited liability company ("Subscriber").

        WHEREAS, the Company and Subscriber are parties to that certain Securities Purchase Agreement, dated as of April 15, 2011 (the "Securities Purchase Agreement"), pursuant to which, among other things, (i) Subscriber purchased 2,500,000 of the Company's ordinary shares of no par value (which in connection with the reincorporation of the Company from the British Virgin Islands into Delaware were subsequently converted into 2,500,000 shares of the Company's common stock, $0.0001 par value per share ("Azteca Common Stock")) and (ii) up to 735,294 shares of such Azteca Common Stock are subject to forfeiture as described therein;

        WHEREAS, capitalized terms used in this Agreement, but not otherwise defined in this Agreement, shall have the meanings given to such terms in the Securities Purchase Agreement;

        WHEREAS, the parties desire to amend the Securities Purchase Agreement to correct a drafting error and clarify the intent of the parties regarding the number of Forfeiture Shares to be forfeited in the event the trading price of the Azteca Common Stock does not exceed certain price targets subsequent to the Business Combination; and

        WHEREAS, pursuant to Section 6.5 of the Securities Purchase Agreement, the terms and provisions of the Securities Purchase Agreement may be modified or amended by written agreement executed by the Company and Subscriber;

        NOW, THEREFORE, pursuant to Section 6.5 of the Securities Purchase Agreement, the Company and Subscriber hereby agree to amend the Agreement, effective as of the date of the Securities Purchase Agreement, as follows:

        1.    Amendment to Section 3.2.    Section 3.2 of the Securities Purchase Agreement is hereby deleted in its entirety and revised as follows:

          "3.2    Failure to Reach Price Targets.    In the event the trading price of the Company's common stock, par value $0.0001 per share (the "Common Stock") does not exceed certain price targets subsequent to the Business Combination, the Subscriber acknowledges and agrees that it shall forfeit any and all rights to a portion of the Shares (the "Forfeiture Shares") as set forth below:

            (a)   in the event the last sale price of the Company's Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Business Combination, Subscriber shall forfeit any and all rights to 356,506 shares of Common Stock; and

            (b)   in the event the last sale price of the Company's Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Business Combination, Subscriber shall forfeit any and all rights to 378,788 shares of Common Stock, in addition to any shares of Common Stock forfeited pursuant to Section 3.2(a) herein.

        2.    Further Assurances.    Each party agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

        3.    No Other Amendments; Governing Law; Counterparts.    Except as specifically set forth in this Amendment, there are no other amendments to the Securities Purchase Agreement and the Securities Purchase Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AZTECA ACQUISITION CORPORATION
By:	/s/ Gabriel Brener
Name:	Gabriel Brener
Title:	President, CEO and Chairman
AZTECA ACQUISITION HOLDINGS, LLC
By:	/s/ Gabriel Brener
Name:	Gabriel Brener
Title:	President

Acknowledged and Agreed:
/s/ Clive Fleissig Clive Fleissig
/s/ Juan Pablo Albán Juan Pablo Albán
/s/ John Engelman John Engelman
/s/ Alfredo Elias Ayub Alfredo Elias Ayub

[Amendment to Securities Purchase Agreement]

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  Exhibit 10.3
  EXECUTION COPY
AMENDMENT TO SECURITIES PURCHASE AGREEMENT